Exhibit 10.1
ACQUISITION AGREEMENT

This Acquisition Agreement (“Agreement”) made this 10th day of December, 2011 among E MED FUTURE, INC., a Nevada corporation (“EMed”), SIYAR HOLDING AG, a Swiss corporation (“Siyar”), PURE EARTH HOLDINGS LTD, a Cyprus corporation (“Pure”), TOTAL INVEST INTERNATIONAL BV, a Netherlands corporation (“Total”), WISTALS INVESTMENT GROUP AG, a Swiss corporation (“Wistals”), VELA HELEEN HOLDINFG GMBH, a Swiss corporation (“Vela”), A VAN BUUREN an individual resident in the Netherlands (“van Buuren”), and SEC ATTORNEYS, LLC a Connecticut limited liability company (“Sec Attorneys”) and, collectively with Siyar, Pure, Total, Wistals, Vela, and van Buuren, “Sellers”).

RECITALS;

ACEM HOLDING AG is a Swiss company (“the Company”) which owns all of the shares of ACEM MADENCIHLIK LTD a Turkish company that acquired from the Turkish state authorities a permit to mine in the county of Merkez, in the north of the village Azikan (Yazibasi) a surface of 490 hectors for the exploration of manganese ore, which according to EMCP AG who performed an expert assessment of the manganese deposit, copy of which is attached as Exhibit D, has a present deposit value of 94.8 million Euros or about $126.4 million U.S. Dollars.

Sellers own and desire to sell all of the issued and outstanding shares of the Company, and EMed desires to purchase, all of the issued and outstanding shares of the Company (the “Shares”) from Sellers, for the consideration and on the terms set forth in this Agreement.

NOW, THEREFORE, WITNESSETH, that for and in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

A.           PURCHASE AND PAYMENT

1.           Sale and Transfer of Shares.

Subject to the terms of this Agreement, at Closing as those terms are hereinafter defined, Sellers will sell and transfer the Shares to EMed, and EMed will purchase the Shares from Sellers.

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2.           Purchase Price.

EMed will deliver at Closing post ten to one reverse split of existing shareholders a ninety five (95%) percent interest in EMed in the form of One Hundred Twenty Million (120,000,000) newly issued common shares of EMed shares in the name of the Sellers in accordance with the schedule in Exhibit A attached hereto and incorporated herein by reference (the "EMed Shares") whereby after closing EMed shall have a total of One Hundred Twenty Six Million (126,000,000) issued and outstanding shares.  Share issued to Pure, Total, Wistals, and Vela shall be non-dilutive.

B.           ESCROW AGENT

1.           Appointment of Escrow Agent.

EMed, Company and Sellers do hereby appoint Jerry Gruenbaum Esq. the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to the terms hereof (the “Escrow Appointment”).

2.           Terms.

This Escrow Appointment shall terminate upon Closing.  Escrow Agent shall be relieved of all liability and responsibility hereunder, upon the completion of his services as stated herein pursuant to the terms hereof.

3.           Duties of Escrow Agent.

3.1           The Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be take nor omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement unless evidenced by a

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writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

3.2           The Escrow Agent shall not be responsible for the sufficiency or accuracy, the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property paid or delivered by the Escrow Agent pursuant to the provisions hereof.  In no event shall the Escrow Agent be liable with regard to the financial stability of any banking institution with which it deposits such funds.

3.3           The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

3.4           From time to time on and after the date hereof, EMed, Company and Sellers shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

C.           REPRESENTATIONS AND WARRANTIES OF SELLERS AND COMPANY

Sellers and Company hereby represent and warrant to EMed that, as of the date hereof, the following statements are true and correct, except as to statements in Sections C.2 and C.3 which are made only by Sellers who own the Shares with respect to which the statement is made.

1.           Corporate Status.

Company is (a) duly organized, validly existing and in good standing under the laws of Switzerland; (b) has full corporate power to own all of its properties and carry on its business as it is now being

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conducted; and (c) is qualified to do business in each of the jurisdictions in which it operates and the character of the properties owned by Company or the nature of the business transacted by Company does not make qualification necessary in any other jurisdiction or jurisdictions.

2.           Authority to Sell.

Sellers have full right, power and authority to sell, transfer and deliver the Shares owned by such Seller to EMed in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

3.           Ownership of Shares.

All of the Shares of Company are owned by Siyar, Pure, Total, Wistals, Vela, van Buuren and Sec Attorneys.  Sellers hold such Shares free and clear of all liens, claims, debts, encumbrances and assessments, and any and all restrictions as to sale, assignment or transferability thereof.  Sellers have full right, power and authority to sell, transfer and deliver Shares owned by said Seller and the certificates therefor, sold hereunder, to EMed in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

D           REPRESENTATIONS AND WARRANTIES OF EMED

EMed hereby warrants and represents to Sellers and Company that, as of the date hereof, the following statements are true and correct.

1.           Corporate Status.

EMed is a duly organized, validly existing and will be in good standing under the laws of the State of Nevada on the date of Closing.  Copy of current status of EMed is attached as Exhibit B hereto and incorporated herein by reference.

2.           Financial Statements.

Prior to the date of Closing, EMed shall deliver to Company internal financial statements as of December 1, 2011, and said internal financial statements, including the related notes and explanatory notes, present fairly the financial position of EMed at the date thereof in conformity with generally accepted accounting principles.

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3.           Assets and Liabilities.

3.1           Assets

At closing EMed shall have no assets.

3.2           Liabilities

At closing EMed shall have no liabilities other those owed to governmental agencies including the U.S. Internal Revenue Services a copy of which is listed in Exhibit C attached hereto.

4.           Capital Structure.

EMed (a) is authorized by its charter and applicable law to issue Fifty Million (50,000,000) Common Stock, $0.001 par value of which Forty Two Million Five Hundred Thirteen Thousand Four Hundred Fifteen (42,513,415) Common Stock $0.001 par value are issued and outstanding among approximately Nin Hundred Eighty Four (984) shareholders all of which such shares are fully paid and non-assessable; (b) does not have authorized, issued or outstanding any preferred shares, subscription, option, warrant, conversion or other rights to the issuance or receipt of shares of its capital stock except as set forth herein; (c) has all voting rights vested exclusively in the presently issued and outstanding capital stock; and (e) does not have any outstanding bonds, debentures or other similar evidences of indebtedness.

5.           Litigation.

5.1           Emed was subject to a lawsuit titled Complete Investment Management Ltd. v. E Med Future Inc. etal in the Courts of Common Pleas for Franklin County Ohio case No. 06 CV 01119.  Said case has been settled on December 6, 2011 as part of this Acquisition Agreement for 1,000,000 newly issued shares post 10 to 1 reverse split and subject to this Acquisition Agreement closing.  Copy of said Settlement Agreement is attached as Exhibit E and incorporated herein by reference.

5.2           Emed was a subject to a lawsuit titled Ohio State Bureau Workers Compensation v. E Med Future, Inc. in the Courts of Common Pleas for Franklin County Ohio case No. 06 JG 027173.  Said case is active and judgment was entered on August 30, 2006.

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5.3           Emed was a subject to a lawsuit titled Ohio State Department of Taxation v. E Med Future, Inc. in the Courts of Common Pleas for Franklin County Ohio case No. 08 JG 011553.  Said case is active and judgment was entered on March 28, 2008.

5.4           Emed was a subject to a lawsuit titled Safe Medical Solutions LLC v. E Med Future, Inc., etal in the Courts of Common Pleas for Franklin County Ohio case No. 06 CV 009757.  Said case was dismissed by Safe Medical on April 29, 2008 as part of a settlement agreement executed on January 20, 2008 a copy of which is attached as Exhibit F and incorporated herein by reference.

5.5           EMed is not a party to any pending or to its knowledge threatened suit, action, proceeding, prosecution or litigation nor to the knowledge of EMed is there any threatened or pending governmental investigation involving EMed or any of its operations, including inquiries, citations or complaints by any federal, state or local administration or agency.

6.           Truth of Representation.

No representation by EMed made in this Agreement and no statement made in any certificate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or any such statement not misleading to a prospective purchaser of the EMed Shares.

E.           CONDITIONS PRECEDENT TO CLOSING

All obligations under this Agreement are subject to the fulfillment of each of the following conditions, in addition to the fulfillment of any and all other conditions set forth in this Agreement:

1.           Reinstate EMed in the State of Nevada.

Prior to the Closing Date, Escrow Agent on behalf of Company and EMed shall reinstate EMed in the State of Nevada including appoint a resident agent in the State of Nevada.

2.           Appoint of new Transfer Agent.

Prior to the Closing Date, Escrow Agent on behalf of Company and EMed shall appoint Standard Registrar & Transfer Company, Inc. of Draper, Utah as the new transfer agent of EMed.

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               3.           Amend the Articles of Incorporation of EMed.

Prior to the Closing Date, Escrow Agent on behalf of Company and EMed shall amend its Articles of Incorporation by approving:

3.1           Ten to One (10:1) reverse split of all existing Shareholders.

3.2           Increase the authorized common shares from Fifty (50,000,000) million to Two Hundred (200,000,000) million.

3.3           Change the name of EMed to Acem Holdings, Inc.

4.           Spinoff of all existing businesses.

EMed shall spinoff its subsidiary E Med Sub, Inc. a Nevada corporation and any and all other existing assets and operations of EMed prior to or immediately after closing.

5.           Settle other existing debts.

Prior to the Closing Date, Escrow Agent on behalf of Company and EMed shall negotiate and settle all other existing debts of EMed for newly issued shares of EMed whereby at closing no more than Six Million (6,000,000) common shares post ten to one reverse split are issued and outstanding to all shareholders other than Sellers.

6.           Corporate Action.

Prior to the Closing Date, the Shareholders and Board of Directors of the EMed shall have duly adopted resolutions to the same effect with respect to the aforesaid matters.

7.           Directors and Executive Officers.

At Closing, Donald Sullivan and Ron Alexander shall resign, and Frans van Rijn shall be elected to the Board of Directors and serve as its Chief Executive Officer and Richard Fokker shall be elected to the Board of Directors and serve as its Chief Financial Officer.

F.           CLOSING

The closing under this Agreement (the "Closing") and all deliveries hereunder shall take place at the office of the SEC Attorneys, Two Corporate Drive, Suite 234, Shelton, CT 06484, on December 31, 2011 or such other date as shall be agreed upon by all the parties ("the Closing date").

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G.           POST CLOSING PROVSIONS

After Closing in accordance with Paragraph F above, Lexicon will do the following:

1.           Audits.

After closing EMed will engage an auditor to complete the audit of EMed for December 31, 2008, the reviews for March 31, 2009, June 30, 2009, and September 30, 2009, the audit for December 31, 2009, the reviews for March 31, 2010, June 30, 2010, and September 30, 2010, the audit for December 31, 2010, the reviews for March 31, 2011, June 30, 2011, and September 30, 2011, and the audit for December 31, 2011.

2.           SEC Filings.

After closing EMed will prepare and file the Form 8-K notifying the Sec of the completion of the acquisition and file upon the completion of the required financial statements by its auditors the Form 10-K for December 31, 2008, the Forms 10-Q for March 31, 2009, June 30, 2009, and September 30, 2009, the Form 10-K for December 31, 2009, the Form 10-Q for March 31, 2010, June 30, 2010, and September 30, 2010, the Form 10-K for December 31, 2010, the Form 10-Q for March 31, 2011, June 30, 2011, and September 30, 2011, and the Form 10-Q for December 31, 2011.

3.           FINRA Filings.

After closing EMed will obtain a new Symbol from FINRA, EMed shall file a Form 15c-211 to become trading on the OTC Bulletin Board.

G.           GENERAL PROVISIONS

1.           Survival of Representations, Warranties and Covenants.

Unless otherwise expressly provided herein, the representations, warranties, covenants, indemnities and other agreements herein contained shall be deemed to be continuing and shall survive the consummation of the transactions contemplated by this Agreement.

2.           Diligence.

The parties hereto agree that each shall with reasonable diligence proceed to take all action which may be reasonably required to consummate the transaction herein contemplated.

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3.           Waivers.

Each party hereto may:

3.1           Extend the time for performance of any of the obligations of the other party;

3.2           Waive in writing any inaccuracies in representations and warranties made to it contained in this Agreement or any schedule hereto or any certificate or certificates delivered by any of the other parties pursuant to this Agreement; and

3.3           Waive in writing the failure of performance of any of the agreements, covenants, obligations or conditions of the other parties herein set forth, or alternatively terminate this Agreement for such failure.

4.           Non-Waiver.

The waiver by any party hereto of any breach, default, inaccuracy or failure by another party with respect to any provision in this Agreement or any schedule hereto shall not operate or be construed as a waiver of any other provision thereof or of any subsequent breach thereof.

5.           Further Assurances.

Each party hereto agrees to execute such further documents or instruments, requested by the other party, as may be reasonably necessary or desirable to effect the purposes of this Agreement and to carry out its provisions, at the expense of the party requesting the same.

6.           Entire Agreement.

This Agreement constitutes a complete statement of all the arrangements, understandings and agreements between the parties, and all prior memoranda and oral understandings with respect thereto are merged in this Agreement. There are no representations, warranties, covenants, conditions or other agreements among the parties except as herein specifically set forth, and none of the parties hereto shall rely on any statement by or on behalf of the other parties which is not contained in this Agreement.

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7.           Governing Law.

Irrespective of the place of execution or performance of this Agreement, it shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in the State of Nevada, and cannot be changed, modified, amended or terminated except in writing, signed by the parties hereto.

8.           Benefit and Assignability.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Agreement cannot be assigned by any party except by or with the written consent of the others.  Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.

9.           Approval of Counsel.

The form of all legal proceedings and of all papers and documents used or delivered hereunder, shall be subject to the approval of counsels to EMed, ompany and Sellers.

10.           Costs.

Company shall bear the costs and expenses of the transaction.

11.           Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

12.           Notices.

Any notices and other communications under this Agreement shall be in writing and shall be considered given if delivered personally or mailed by certified mail to the party, for whom such notice is intended, at the address indicated below (or at such other address as such party may specify by notice to the other parties hereto).

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Sellers:
Siyar Holding AG
Oberneuhofstrasse 6
6340 BAAR, Switzerland
Officer: M.C. Fokker

Pure Earth Holdings LTD
Andrea Araouzou 38
4th floor, Flat/Office 401
1076, Nicosia Cyprus
Officer: Monterey Exec. LTD

Total invest international BV
lange stammerdijk 31
1109 BL Amsterdam
Netherlands
Officer: J.M. Erkelens

Wistals Investmens Group AG
Oberneuhofstrasse 6
6340 BAAR
Switzerland
Officer: E.B.H.G. Meijers

Vela Heleen Holding GMBH
Oberneuhofstrasse 6
6340 BAAR
Switzerland
Officer: M.C. Fokker

A van Buuren
lange stammerdijk 31
1109 BL Amsterdam
Netherlands

Sec Attorney, LLC
2 Corporate Drive, Suite 234
Shelton, CT 06484
Member: Jerry Gruenbaum, Esq.

EMed:

E Med Future, Inc.
208 North Clay Street
Millersburgh, Ohio 44654
Attn; Don Sullivan

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13.           Headings.

The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

14.           Further Action.

Any further action required or permitted to be taken under this Agreement, including giving notices, executing documents, waiving conditions, and agreeing to amendments or modifications, may be taken on behalf of a party by its Board of Directors, its President or any other person designated by its Board of Directors, and when so taken shall be deemed the action of such party.

IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement the day and year first above written.

E MED

E Med Future, Inc.

By: /s/Donald Sullivan___________________
Donald Sullivan, Chief Executive Officer,
Chief Financial Officer & Director

SELLERS

Siyar Holding AG

By: /s/M.C. Fokker______________________
M.C. (Richard) Fokker, Managing Director

Pure Earth Holdings LTD

By: /s/Monterey Exec_____________________
Monterey Exec. LTD

Total invest international BV

By: /s/J/M. Erkelens______________________
J.M. Erkelens

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Wistals Investments Group AG

By: /s/E.B.H.G. Meijers____________________
E.B.H.G. Meijers

Vela Heleen Holding GMBH

By: /s/M.C. Fokker_______________________
M.C. (Richard) Fokker

_/s/J.M. Erkelens________________________
A van Buuren
Signed by J.M. Erkelens by power of Attorney

Sec Attorneys, LLC

By:_/s/Jerry Gruenbaum____________________
Jerry Gruenbaum, Esq.

The Company

ACEM Madencihlik LTD

By:_/s/M.C. Fokker________________________
M. C. (Richard) Fokker, Managing Director

ESCROW AGENT

By:_/s/Jerry Gruenbaum_____________________
Jerry Gruenbaum, Esquire

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Exhibit A
Schedule of Company shareholders

Shareholder	EMed Shares

Siyar Holding AG	59,000,000

Pure Earth Holdings LTD	14,750,000

Total invest International BV	14,750,000

Wistals Investments Group AG	14,750,000

Vela Heleen Holding GMBH	14,750,000

A van Buuren	1,000,000

Sec Attorneys, LLC	1,000,000

Total	120,000,000

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Exhibit B
E MED FUTURE, INC.

Business Entity Information
Status:	Revoked	File Date:	3/14/1990
Type:	Domestic Corporation	Entity Number:	C2197-1990
Qualifying State:	NV	List of Officers Due:	3/31/2008
Managed By:		Expiration Date:
NV Business ID:	NV19901015007	Business License Exp:

Registered Agent Information
Name:	NEVADA CORPORATE SERVICES, INC.	Address 1:	8883 WEST FLAMINGO ROAD, SUITE 102
Address 2:		City:	LAS VEGAS
State:	NV	Zip Code:	89147
Phone:		Fax:
Mailing Address 1:		Mailing Address 2:
Mailing City:		Mailing State:
Mailing Zip Code:
Agent Type:	Noncommercial Registered Agent
View all business entities under this registered agent

Financial Information
No Par Share Count:	0	Capital Amount:	$50,000.00
Par Share Count:	50,000,000.00	Par Share Value:	$0.001

Officers			Include Inactive Officers

Director -	RONALD ALEXANDER
Address1:		Address 2:
City:		State:	OH
Zip Code:		Country:
Status:		Email:

Secretary -	RONALD ALEXANDER
Address1:		Address 2:
City:		State:	OH
Zip Code:		Country:
Status:		Email:

Treasurer -	DONALD SULLIVAN
Address 1:	34 SOUTH CLAY ST	Address 2:
City:	MILLERSBURG	State:	OH
Zip Code:	44654	Country:
Status:	Active	Email:

President -	DONALD SULLIVAN
Address 1:	34 SOUTH CLAY ST	Address 2:
City:	MILLERSBURG	State:	OH
Zip Code	44654	Country:
Status:	Active	Email:

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Exhibit C
Liabilities

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EMCP AG

Expert assessment of the manganese deposit

„Azikan/Jazibasi No. 200807985“

Zurich, October 2011

EMCP AG, Geigergasse 6, CH-8001 Zurich, Switzerland

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EMCP AG

Table of contents

1              Introduction
2              Analysis of the mining law situation
2.1              License to explore the field of raw materials
2.2              Location of the authorization field

3              Geological - mineralogical assessment
3 1              Deposit analysis
3 2              Mineralogical and geochemical characterization

4              Estimation of the deposit contents

5              Economic mining assessment of the exploration expenses for the first 12 years
5.1              Assessment of workability
5.2              Required removal of ore
5.3              Storage and quality assurance of the ore
5.4              Economic mining considerations
5.4.1              Anticipated mining revenues
5.4.2              Anticipated mining costs
5.4.2.1              Production Costs
5.4.2.2              Overhead costs
5.4.2.3              Extraordinary expenses
5.4.2.3.1  Depreciation cost of technical equipment (technical costs)
5.4.2.3.2  Amortization of the deposit-related and setup costs
5.4.2.3.3  Remediation provisions
5.4.3.              Financing of the company
5.4.4              Mining income

6              Determination of the cash value of the deposit

7              Recommendations for further deposit processing

8              Annex directory

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EMCP AG

1.   Introduction

Turkish company ACEM MADENCIHLIK LTD. (hereinafter “ACEM”) acquired from the Turkish state authorities a surface of 490 ha authorized for the exploration of raw materials at the location of Adiyaman - Merkez - Azikan (Yazibasi). This investigation surface obviously contains manganese stocks that the company ACEM would like to exploit.

For the preparation of the mining permit and to substantiate the basic decision how to carry out the exploration, company EMCP AG in Zurich, Switzerland, was commissioned to complete the first thorough investigation of this deposit with the following duties:

1. Analysis of the mining law situation

2. Geological surface assessment

3. Mineralogical investigation of bed samples

4. Evaluation of the deposit contents

5. Economic mining assessment of the first 12 years

6. Estimation of the cash value of the deposit

7. Statement about recommendations for the future deposit processing

EMCP AG started on this project in the middle of August, 2011 and completes the order with the presentation of this expert assessment.

2. Analysis of the mining law situation

2.1 Authorized field for the exploration of raw materials

Field with the registration number 3189304, mapped by the MAGGOTS ISLERI GENELMÜDÜRLÜGÜ in 1963, includes a surface of 490 ha licensed for the exploration of raw materials.

This surface lies in the district Adiyaman, in the county of Merkez, in the north of the village Azikan (Yazibasi) and has the approval number 200807985. This 5-year exploration permit was issued on August 15, 2008, and expires on August 15, 2013 (see Annexes 1 and 2).

During this period ACEM is authorized to carry out all operations connected with the exploration of raw materials, i.e. geological investigations, sampling of raw materials for laboratory analyses, mirror investigations with a bagger, exploration drillings, electromagnetic measurements, and mine surveyor measurements. A special permit from Turkish authorities is required to fly over and carry out airborne measurements.

Before the investigation permit expires ACEM has the option to request an extension of the exploration permit, or to apply for a new exploration permit for a smaller surface area and for a mining permit for the deposits found in this area.

2.2 Location of the field included in the exploration permit

The deposit is located in a mountainous area accessible via a paved road from Adiyaman to

Azikan / Yazibasi and from there via a mountain trail (see Annexes 3 and 4).

The permit area lies between 1’700 m and 1’990 m above sea level NN in non-forested mountainous terrain with a scree horizon characterized by very slight plant coverage and animal presence. There are very few trails in the area and during  the winter months (December through April) difficult to reach.L

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The area has adequate water resources in many places and is not subjected to neighborly influences or constraints. In the next few years no restrictions related to immissions and emissions-are to be expected or feared. Neither noise nor technique-related emissions nor hydrological and ecological considerations are expected to be an obstacle to mining operations.

3. Geological and mineralogical assessment

3.1 Deposit analysis

The deposit is a classic mountain slope deposit, on the surface of which minerals are visible, probably originating from lenses. The deposit is still undisturbed.

A detailed statement regarding the underground and the ore expansions depends on the results of future supportive mirror investigations and exploratory drillings.

The deposit was examined by EMCP AG on three different dates, the GPS coordinates of sites of mineral finds were mapped, handpieces collected, and composite samples prepared for further laboratory investigations. The location of those sites within the limits of the authorization field is documented in Annex 5. Representatives of ACEM were present during all three surveys (see photos in Annex 6).

The size of the deposit was mapped based on optically recognizable expansions of raw materials deposits and the expansion verified and calculated using a CAD system (see Annex 7).

The minerals found are mountain-integrated manganese ores and in one find iron ores.

These rocks and ore samples were geochemically assessed as a mixture consisting primarily of silicates associated with carbonates, showing clear signs of hydrothermal-metasomatic overprint. The high ratios of Si/Al and Mn/Fe and the average non-ferrous metal values correspond to the occurrences of hydrothermal manganese deposits from Cayirli [Öztürk, 1997]. The deposits are likely to include multiple lens-like ore bodies of small size with a depth difficult to estimate, which formed in hydrothermal discharge and circulation areas. Consequently there is a high risk premium associated with the determination of the deposit content.

In 1997 Öztürk classified the Anatolian hydrothermal manganese deposits as hydrogenetic and rare diagenetic manganese deposits. They come in the form of lenses and smaller ore deposits in ophiolite melanges of suture girdles and are usually associated with radiolarian pebble rocks. This description corresponds with the picture emerging for the deposits analyzed here.

3.2 Mineralogical and geochemical characterization

The samples of the manganese ore consist of half-metallic, dark gray, fine-veined, matted masses with minor amounts of bright veinstuff (whitish to pinkish-brownish). The samples were oxidic manganese ores, which occur irregularly, but often fissure-bound and with siliceous veinstuff (quartz-chalcedony-Hornstein), coalesced with sulphate (barite) and carbonate (calcite) [see Report no. 11 013 by Erz und Stein].

The average densities ranged from 3.7 to 3.9 (see Annex 8).

The determination of the manganese content showed ore grades between 38 and 72%, with an iron content between 0.04 and 0.58% (see Annexes 9 and 10).

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EMCP AG

Only sample no. 11 from the lower part of the deposit sub-area D (see Annexes 7 and 10) has low manganese levels, but an iron content of 64%. This phenomenon should be examined again during a further geological exploration and confirmed.

The XRD patterns of the ore samples for the material flow analysis (Annex 11) and the ore samples analyzed in mixture with aqua regia and as molten salts (see Annex 12) revealed higher levels of Ba, Ca and Si. The intrinsic contents of the deposit <re 2.6 % for Ba, 0.7% for Va, as well as other trace minerals and nonferrous metals of potential interest. These values await confirmation with further in-depth analyses in order to determine exploitation potentials. The low phosphorus content observed in all samples will have a positive impact on the future exploitation of the ores.

The manganese ore samples reported here can be characterized as well suited for metallurgical uses. An average grade of over 40 % and a density of 3.75 g/cc can be assumed.

4. The estimation of the reservoir contents

Based on the sites of finds depicted in Annexes 5 and 7 the deposit was divided into areas (see Annex 13) and the ore content in each area was determined. The multiplication of the surface area with the apparent power of the visible portion of the expansion in height/depth yielded the volume of ore-enriched raw materials in the rock mass. Based on the geological- mineralogical analysis and on comparison with other Anatolian occurrences of manganese deposits the calculation of contents for the estimated ore volume was corrected with a 90 % risk deduction. Multiplication by the average density value of 3.75 g/cc yields the estimated quantity of ore expected in the subfields A through D and of the entire field (see Annex 7):

- Sub-area A1                                     432.0 Tt

- Sub-area B                                  1’606.5 Tt

- Sub-area C                                  8’550.0 Tt

- Part D area                                  2’246.4 Tt

- Total field                                12’834.9 Tt.

Based on an annual production of 60 Tt this corresponds to a duration of operation of around 214 years.

5.  Economic evaluation of the exploration expenses for the first 12 years

5.1 Assessment of workability

For the future economic mining model EMCP AG started from an assumption for the average monthly production of 5’000 t per month, i.e. 60,000 tons per year.

The hillside situation of the deposit allows open pit mining (see Annexes 3 and 13).

The minig waste to ore relationship was estimated to be 3:1. Therefore, the resulting required device configuration has to be laid out for a total yearly volume of 100’000-120’000 m³ (mining waste and ore) (Annex 14)

The preparatory work for the mining operations requires expansion of the route from the mine to the nearest paved road (about 8 km length) and of the road to Yasibasi (length 5.7 km) (Annexes 15 and 16).

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EMCP AG

5.2 Required removal of ore

The transport of the extracted ore by truck requires the expansion of routes to the paved road and from there to the location of storage, entry of quantities, and delivery (EXW site).

Ore trading will be carried out from there, either with container-trucks or by rail for shipment to Mersin and Iskenderun (FOB locations). The transport of the ore requires:

- 10 truck loads of 23 tonnes each on 22 working days per month.

To determine the freight routes the location of paved roads and of mining roads was investigated. The nearest railway stations are either in Gölbasi or in Dogansehir.

The transport route from the mine to Yasibasi (5.7 km-distance offroad), then to Adiyaman (distance 28.4 km on paved road) and then to Gölbasi (distance 63 km on paved road) is 97.1 km long (see Annexes 15, 16 and 17).

The transport route from the mine to Sarikaya (8.0 km-distance offroad), thento Dogansehir (distance 37 km on paved road) is 45 km long. Here the 8 km offroad portion has to be expanded to a mining road (see Annex 15, 16 and 18).

The transport route from the mine to Uzunköy (6.4 km-distance offroad), then to Dogansehir (distance 35.3 km on paved road) is 41.7 km long. Here there are only 6.4 km offroad to expand to a mining road (see Annexes 15, 16 and 19).

It is advisable to expand the transport route via Uzunköy to Dogansehir and to transport the ore to the storage location there by container trucks.

The length of the road transport from Adiyaman to Mersin amounts to 437 km, the one from Dogansehir to Mersin 425 km, and toe one from Gölbasi to Mersin 359 km. Although the roads are suitable for those transports and enough gas stations can be found along the way, the high fuel prices clearly favor railway transport.

5.3 Storage and quality assurance of the ore

The situation in the Iskenderun port only allows for storage and shipment of bulk ore, while the port in Mersin offers a container-based ship-loading facility. Due to the high storage costs and the low storage security on the one hand, and due to the requirement to deliver to customers a guaranteed ore quality, on the other hand, it is essential to set up a controlled and monitored storage location.

Therefore, ACEM rented a separate stockpile in Dogansehir, near the railway loading station, can be rented, where the ore quality can be checked and the different qualities sorted and, after review by an independent, internationally accredited ore examiner, loaded in containers, sealed, and conveyed.

This site is to be enclosed within a security fence, equipped with a central monitoring system and video cameras, and supervised by security personnel (two persons, 3 shifts per day).

In addition to a chemist and laboratory, the facility must be manned with two warehouse workers and a logistician. The operations require a container crane, a wheel loader with high- performance blade and balance system, a shunting truck, a basic set of containers and a truck scale at the entrance.

Furthermore, a computer network for the sales of ore and for inventory monitoring, and a laboratory for qualitative ore analyses are required (see Annexes 14, 20 and 21).

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EMCP AG

In the storage area it would make sense to set up the sales division and the central laboratory, both of them including staff.

5.4 Economic mining considerations

5.4.1 Anticipated mining revenues

During the first year the following steps will be carried out: (i) completion of the mining plan, (ii) acquisition of mining rights for at least 20 years, (iii) road building to an from the deposit location, (iv) preparation of the company grounds, and then (v) disposal of the waste materials from the ore extraction.

Since these operations will require about 6 months, the annual output of the first year was calculated with 30’000 tons of ore.

During the second year, the annual output was calculated with 45’000 tonnes of ore, taking into account a 3-month tailings disposal period, chiefly during winter time. The full planned annual production of 60’000 tonnes will be reached during the third year of production and remain at this level the following years.

The price of manganese ore is not yet traded on international markets. The current customers/ clients are mainly the processing and smelting works, and prices are subject to case-by-case negotiations.

As experience has shown, ore prices correspond to approximately 25 to 30 % of the goods prices and last year’s price of bullion ferromanganese amounted to about 1’050 to 1’100  €/t (see Annex 22). Therefore, with 45% Mn content, ore prices from 260, €/t can be assumed. Based on those figures for price and volume, revenue expectations for 12 years were calculated (see Annex 22).

5.4.2 Anticipated mining costs

The revenue situation was confronted with the costs for a concession period of 12 years

(Annex 23).

The costs were divided into three cost groups: "production costs", "overhead costs" and "extraordinary expenses". This assignment was made from the perspective of cost efficiency and not from a business economic perspective.

Considerations about the influence of price increases due to inflation and of increases of wage costs were left aside in this assessment, in view of the fact that shortages on ore markets in the near future will drive ore prices upwards. In a period of unstable markets, future prices of commodities can no longer be derived from tendencies in the past.

5.4.2.1 Production Costs

The production costs include:

- The costs of transporting waste, amounting to 12 €/m3, including dredging costs of € 2.50

€/m3, 4,50 €/m3 crushing jobs, € 2.50 €/3mfor bulldozer works and 2.50 €/m3 for mass transportation.

- The fuel costs for 8 extraction devices at a diesel price per liter between 1.80 € and 2.20 € (current Turkish market prices).

- Personnel costs, which are listed in Annex 20. The monthly wages and salaries, based on the

Turkish market prices which include pension and health insurance costs as a surcharge of

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20%. A wage increase over the years was not taken into account for the reasons mentioned above.

- The production costs also include the annual mining rate, which is to pay to the former owners and to the government for the mining rights and their renewal. These costs were included as rent deposit, valued at € 5,000 per motnh.

- Repair and maintenance costs, which were set at 2 % of annual profit.

- The surveillance and security costs, which were valued at 6’000 € per month, including all the security measures during transportation from the mine to the port and monitoring of safe shipments.

- Costs of quality control by certification bodies to ensure that customer requirements are met, at 8,000 € per month including costs of external lbaoratories. The internal laboratory costs are included in the personnel costs (see Annex 20) and in the investment costs, respectively (see Annex 14). The costs of the ore storage location (rental and maintenance) are included in the production costs (see Annex 23) and in the third-party costs, respectively (see Annex 21).

- The transport costs of Adiyaman to Mersin by truck currently amount to 28 €/t, and are roughly equivalent to those from Doganzehir to Mersin. Container loading by the Turkish State Railways, or negotiating with local logistics companies will lead to savings, because currently many empty trips to Mersin take place to carry the goods from the port into the country. To add to this price are the transport costs come from the mine to the storage location. Overall, transportation costs were calculated with 50 €/t FOB.

- Insurance costs, as the sum of all insurance costs, including those to insure the value of goods, were valued at € 10,000 per month.

- Freight charges, including fuel and costs for car insurance were calculated for the imputed vehicle fleet of 3 pickup and 2 Jeep, at € 5’250 pre month.

- Port storage costs and handling fees in Mersin, at 8 €/t.

5.4.2.2 Overhead costs

To be added to this cost group are (see Annexes 21 and 23:

- Office expenses

- Auditing and accounting costs

- Contractors costs

- Travel expenses

Remark: As ACEM representatives pointed out that they would hand over the extraction operations and also the transport operations to the storage location in Dogansehir to one mining contractor, were the corresponding contractors and travel costs included in Annex 23, together with travel expenses of ACEM.

5.4.2.3 Extraordinary expenses

The group of “Extraordinary expenses” include the following three types of costs:

5.4.2.3.1 Depreciation costs of technical equipment (technical costs)

The depreciation of machinery inventory was made according to Central European standards, although international depreciation calculations assume a longer service life. The former method of calculation was selected to conform to a conservative approach and to ensure faster capital repayment.

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Amortization of the deposit-related and setup costs

Economic mining rules hold the amortization of a deposit to be one of the key duties of planning mining provisions. Other provisions include those for reclamation and for restoration
/ rehabilitation of mining sites.

While in ordinary business processes factory buildings and workshops can be reused after stopping one line of production, operations in the mining business definitively stop after all the raw materials were extracted. Therefore, provisions must be accrued during the lifetime of a mining deposit to enable the purchase of a new deposit, ideally as a reserve deposit even during the lifetime of the first deposit.

The acquisition of the ACEM deposit, due to its size and ore contents, was booked with a purchase price of € 1 million with an amortizationtime of more than 25 years (in line with standard mining calculations).

Setup costs include those for the construction of mining roads required to reach the pit area, for the preparation/organization of the mine shape, and the initial costs of the mining plan.

Construction of mining roads was budgeted with 35,000 €/km of new track, i.e. a total of €

500,000 for the project, with depreciation over 3 years. In later years the road maintenance costs were included in the ongoing maintenance costs.

The cut of the mine shape with mine tailings and the removal of the overburden was estimated at 500 T€ (about 27’000 m³), with amortization over5 years.

Mining planning, in contrast to regular business processes, is a process which monitors not only the usual forward planning, but also accompanies the permanently control of this plan in the operational process according to current legal regulations. This control regarding operating plans and future “recultivation” has to extend over the term of the deposit’s lifetime to include reclamation and rehabilitation of the site. This multi-layered "continuous planning" process has to be submitted at the beginning of mining operations and the ensuing costs were therefore included in setup costs. This complex planning is estimated at about 8% of the total investment and was calculated here with 400’000 € nad amortization over 10 years.

5.4.2.3.3 Remediation provisions

Remediation provisions are a legal obligation in all modern countries with a mining industry. They are used to restore mining sites to become reusable and reintegrated into the landscape as natural environments.

In this project they were calculated at 1.5 % of annual revenues and are an essential pillar of the community provision, when the flow of revenues stops at the end of the mining operations, but landscape restoration work starts on a large scale and must be paid for. Since a mining company can go into bankruptcy for a variety of reasons, these provisions have to be accrued from the beginning and kept in separate custody. In an insolvency case they are transferred to the company liquidator, who has to keep the remediation process going on and cannot use the money as part of the bankruptcy assets. If mining operations continue under a different company, then this money has to be transferred into their remediation provisions. In Germany, for example, the federal mining law takes that course and also identifies the managing director of the company as the person responsible for the provisions, even after he has left the company.

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5.4.3. Financing of the company

Since the client is a company with multiple shareholders, and investments (see Annex 14) must be financed by borrowed capital, it was assumed that the investments, after a first, debt service- exempt year, will be repaid over 11 years in equal installments. It was also assumed that an annual interest of 8 % be levied on the borrowed capital remaining in the company and paid to the lender.

5.4.4 Mining income

With an annual production of 60’000 tons and taking into account the assumptions mentioned above, yearly mining income is expected to range between 3.9 and 4.7 million € before tax and cash flow between 5.0 and 5.3 million € (see Anex 23).

With an assumed tax rate of 25.0 % a net profit from 2.9 to 3.5 million € / year after taxes and an internal cash flow from 4.0 to 4.1 million € / eyar can be inferred (see Annex 23).

Calculation of the investment payback period based on the profit after tax gives 39 months, or 30 months based on cash flow (see Annex 23).

6. The determination of the cash value of the deposit

The evaluation of the deposit, based on the present moment, depends on the maturity of the deposit (the availability of the ore) and the respective annual returns achievable from the mining business. In order to assess today future payments, it is necessary to apply discounting of the future payments at the time they are due.

Offsetting the sum of all annually discounted earnings against all annually discounted expenses determines the annual revenues, the sum of which consitutes the cash value of a deposit.

In the present case the term of the deposit at 60 Tt annual production is about 214 years. Assuming a current discount rate of 5.5 % per year, then the imputed income, as well as the imputed costs are to be discounted until the time of their future occurrence, either until the deposit is exhausted, or until the discounting produces values so low that they become meanigless.

In the present case (see Annex 24) the deposit was discounted over 90 years, assuming a recurring forward projection as from the 11th to the 12th year of the economic mining calculation as described under 5.4 (see Annex 23).

The result is a deposit value of 94.8 Mio. €.

On the basis of this result it becomes clear that a reasonable deposit amortization should end after the 40th year, as the cash value of the deposit has already reached € 83.1 Mio. Both the future price trends for sales and for costs are unknowns which do not permit to issue a more detailed and meaningful prediction.

7. Recommendations for further deposit processing

On the basis of geological and mineralogical studies, the deposit consists of manganese ore with about 40 % manganese, at a density of about 3.75 g/cc.

The estimated content of the deposite will be 12.83 million tons manganese ore after correction. With an annual production of 60’000 T, the lifetime reaches ca. 214 years. It is

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EMCP AG

already now advisable, after reaching a stable annual production of 60’000 t ore, to increase the production and purchase additional extraction devices.

The total investment required for the exploitation of the deposit at an annual production of 60’000 t amounts to 5.4 million €, of which 3.0 million € for technical investments, 500’000 € for road construction, 500’000 € for the mine fac ilty and 400,000 € for the accompanying mine planning, as well as a deposit price of 1 million €.

It is proposed to construct a storage facility in Dogansehir at the train station and to transport the ore from the mine to Uzunköy.

In the vicinity of this deposit there are reserve fields of manganese and iron fields, which are calculated in Annex 25 and depicted in Annex 26. It is recommended to take a closer look at those reserve fields, to request an exploration permit or a sign joint-use contract, and if necessary to secure those fields for mining.

The strategic demand for manganese ore for the high-grade finishing of steels and alloys is expected to increase. Therefore, the results of this first study support a continuation of the mining operations.

The next recommended steps include an in-depth exploration using mirror investigations with a bagger, electromagnetic measurements of the field areas, and exploratory drillings.

The present results underscore that an extensive mine survey of the mapped areas should be carried out, followed by the generation of a geologic mining model of the deposit.

In parallel a mining permit for the first area should be requested.

It is also recommended to start preparing for ore trading after establishing a storage location in Dogansehir. Independently from the mining operations, but in addition to them, ore trading through purchases from other producers should be developed.

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8. Table of Annexes

Annex 1 copy of the award certificate

Annex 2 Location of the approval field in the region Annex 3 Grants field position in the mountains Annex 4 Accessibility of the authorization field Annex 5 Exploration field sample locations

Annex 6 Photo documentation with samples taken

Annex 7 Table coordinates with the deposit

Annex 8 Density determinations of UVR-FIA Institute, Freiberg

Annex 9 Determination of the Mn - content from 06.07.2011; Inst Eurofins, Freiberg Annex 10 Determination of the Mn - content from 29.09.2011; Inst Eurofins, Freiberg Annex 11 X-ray diffraction determination; 11 013, UVR-FIA Freiberg

Annex 12 Mn ore analysis using aqua regia; 11105920.4.1; UVR-FIA Freiberg

Annex 13 Presentation of the ore - part of the deposit areas

Annex 14 List of extraction machines needed Annex 15 Table of distances for the ore transports Annex 16 Transport route from the mine

Annex 17 Transport route from Adiyaman to Gölbasi Annex 18 Transport route from Sarikan to Dogansehir Annex 19 Transport route  fromUzunköy to Dogansehir Annex 20 Table with personnel costs

Annex 21 Table of costs for special services and third party services

Annex 22 Table of the ferro-manganese prices from 2010 to 2011

Annex 23 Table of revenue and cost calculation for the first 12 years of operation

Annex 24 Cash value calculation of the deposit

Annex 25 Calculation of areas and contents of the reserve areas

Annex 26 Presentation of the reserve areas

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	EMed	ACEM	Siyar	Pure	Total	Wistals	Vella	vBuuren	Sec Atty

IN THE COURT OF COMMON PLEAS
FOR FRANLIN COUNTY, OHIO

COMPLETE INVESTMENT	:
MANAGEMENT, LTD	:
:
Plaintiff,	:	Case No. 06 CV 010019
:
v.	:
:
EMED FUTURE, INC., et al,	:	Judge Frye
:
Defendants.	:

SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE ("Settlement Agreement'') is entered into between the Plaintiff, and E Med Future, Inc., one of the above Defendants (hereinafter "EMed'').

RECITALS

A.
On or about August 6, 2006, Plaintiff filed the above titled action against the Defendants seeking the appointment of a receiver and the repayment of a loan made by the Plaintiff to the Defendant in the amount of $548,000.

B.	Plaintiff obtained a judgment against Kenneth A. Jackson d/b/a PR Market Research, one of the Defendants for $381,339.

C.	On November 22, 2006 Martin Management Services, Inc. was appointed as receiver for EMed (hereinafter “Receiver”).

D.	On May 31, 2011, the Receiver filed the Receiver’s Seventh Report and Motion for Authority to Make Final Distribution and Terminate Receivership.

E.	On June 16, 2011, the Court signed an Order Authorizing Final Distribution and Terminating Receivership.

F.	On July 15, 2011, Plaintiff filed a Motion for Default Judgment against EMed in the amount of $612,592.88 plus 12% interest from July 1, 2006, plus the costs of this proceeding.

G.	To date, the Court has not ruled on Plaintiff’s Motion for Default Judgment against EMed.

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H.	On July 19, 2011 the above referenced case was terminated by the Court.

I.	EMed currently has numerous liabilities and no marketable assets.

J.	EMed as a publicly traded company stopped reporting with U.S. Securities and Exchange Commission on September 30, 2009 and is currently delinquent in its filings.

K.
On September 2, 2011, the U.S. Securities and Exchange Commission obtained a temporary restarting order and other relief in a civil injunctive action in the United States District Court for the District of Utah against National Stock Transfer, Inc. (hereinafter “National”), its owner and its President.

L.	National has recently been physically locked out of its office by its creditor, Woodward Capital Partners, LLC, as part of a private state court case.

M.	National is the transfer agent for EMed, and as a consequence EMed shares are currently blocked by law from being tradable.

N.
EMed desires to become a publicly reporting and trading company by acquiring Acem Madencihlik Ltd, a manganese mining company located in Adiyaman-Merkez-Azikan (Yazibasi), Turkey in a 95% reverse merger whereby the owners of Acem would own 95% of EMed after a 10 for 1 reverse stock split.

O.	Plaintiff and EMed desire to enter into this Settlement Agreement in order to provide for full settlement and discharge of all claims between them upon the terms and conditions set forth herein.

AGREEMENT

The parties hereto agree as follows:

1. Release and Discharge

In consideration of EMed's agreement to issue shares in EMed and subject to EMed acquiring Acem as stated above, the Plaintiff completely releases and forever discharge EMed, of and from any and all past, present or future claims, demands, obligations, actions, causes of action, rights, damages, royalties, costs, loss of services, expenses and compensation which the Plaintiff now has, or which may hereafter accrue or otherwise be acquired by plaintiff, that is and was the subject of this action between the parties.

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2. Consideration

In consideration of the release set forth above, Defendant hereby agrees to issue to Plaintiff one million newly issued shares (1,000,000) in EMed after the above referenced 10 for 1 reverse stock split.

3. Attorneys' Fees

Each party hereto shall bear its own attorneys' fees and costs arising from the actions of its own counsel in connection with the Demand and this Settlement Agreement and incurred prior to the date of execution of the Agreement.

4. Warranty of Capacity to Execute Agreement

The Plaintiff represents and warrants that no other person or entity has or has had any interest in the claims, demands, obligations, or causes of action referred to in this Settlement Agreement, except as otherwise set forth herein, and that it has not sold, assigned, transferred, conveyed or otherwise disposed of any of the claims, demands, obligations, or causes of action referred to in this Settlement Agreement.

5. Entire Agreement and Successors in Interest

This Settlement Agreement contains the entire agreement between the Plaintiff and EMed with regard to the matters set forth herein and shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, heirs, successors and assigns of each.

6. Representation of Comprehension of Document

In entering into this Settlement Agreement, the Plaintiff represents that it has relied upon the legal advice of its attorneys, who are the attorneys of its own choice and that the terms of this Settlement Agreement have been completely read and explained to it by its attorneys, and that those terms are fully understood and voluntarily accepted by it.

7. Governing Law

This Settlement Agreement shall be construed and interpreted in accordance with the laws of the State of Ohio.

8. Additional Documents

All parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Settlement Agreement.

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9. Effectiveness

This Settlement Agreement shall become effective on execution.

Dated: _12/6/2011_________                                                          __/s/Charles O. Mbanefo_________________
Dr. Charles O. Mbanefo
CEO of Complete Investment Management, Ltd.
Plaintiff

Dated: __12/6/211__________                                                         __/s/Don Sullivan_____________________
 Don Sullivan
CFO of E Med Futures, Inc.

Sec Attorneys, LLC

Dated: __12/6/2011_________                                                            By: _/s/Jerry Gruenbaum_________________
       Jerry Gruenbaum, Esq.
      Attorney for:
     Acem Madencihlik Ltd.

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CERTIFICATE OF SERVICE

The undersigned hereby certifies that a true and accurate copy of the foregoing Settlement Agreement and Release has been served via ordinary United States Mail, postage prepaid on this 7th day of December, 2011 upon:

Mr. Reg Martin                                                                               Barry Waller, Esquire
Martin Management Services, Inc.                                              Fry, Waller & McCann Co. LPA
180 East Broad Street, 8th Floor                                                    35 E. Livingston Ave.
Columbus, OH 43215                                                                      Columbus, OH 43215
As Receiver                                                                                      Attorney for Plaintiff

David N. Haring, Esquire                                                                Dennis R. Newman, Esquire
Brown, Bemiller, Murray,                                                                Isaac Brant Ledman & Teetor LLP
McIntyre, Vetter & Heck, LLP                                                       250 East Broad Street, Ste. 900
70 Park Avenue West                                                                     Columbus, OH 43215-3742
Mansfield, Ohio 44902                                                                   Attorney for Dane Donohue & Robert
Attorney for Jackson and Safe Medical                                                                Ochsendorf
Solutions LLC

A.C. Strip, Esquire                                                                        Aaron C. Firstenberger, Esquire
Strip, Hoppers, Lithart, McGrath                                                Strip, Hoppers, Lithart, McGrath
& Terlecky Co., L.P.A.                                                                & Terlecky Co., L.P.A.
575 South Third Street                                                                575 South Third Street
Columbus, Ohio 43215                                                                Columbus, Ohio 43215
Attorneys for Receiver                                                                Attorneys for Receiver

_/s/Don Sullivan_______________
Don Sullivan
E Med Future, Inc.

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RELEASE AND SETTLEMENT AGREEMENT

This  Release and  Settlement Agreement (the  "Agreement") is  made  to  be  effective January_, 2008 and entered into as of               day of January, 2008, between the following parties: (a) Martin Management Services, Inc., as court-appointed Receiver forE  Med Future, Inc., (herein "Receiver''); E Med Future, Inc. (herein collectively "E Med"); Kenneth Jackson and Safe Medical Solutions, LLC, its members, and managers, and agents individually (herein collectively "Jackson/Safe Med");

WHEREAS, each of the parties have made claims of rights and/or ownership to U.S. Patent No. 7,034,243 (herein "Patent"), U.S. Trademark No. 2,620,168 (herein "Trademark"), and all other intellectual property rights of a certain product called "NeedleZap"; and

WHEREAS, these claims have led to litigation as between the parties, including, but not limited  to,  Case  No.  06  CVH  9757,  Franklin C mnty  Court  of  Common  Pleas  involving Jackson/Safe Med and E Med (J. Brown); and Case No. 06 CVH 10019, Franklin County Court of Common Pleas (J. Frye); and

WHEREAS, on or about the Receiver was appointed by Judge Frye as Receiver for all the assets and rights ofE Med Future, Inc.; and

WHEREAS, on or about June 22, 2007, Judge Frye entered a Preliminary Injunction Order against Jackson/Safe Med, prohibiting them from holding themselves out as having rights or ownership in the Patent and Trademark or otherwise interfering with the Receiver's business while specifically allowing Jackson/Safe Med to pursue cancellation of the Trademark in the US Patent and Trademark office, and allowing Jackson/Safe Med to commercialize any NeedleZap products lawfully obtained, and

WHEREAS, the parties may hold certain other claims as against the other which have not been asserted in any litigation to date; and

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WHEREAS, the parties now mutually desire to settle and resolve all litigation and claims as between them, except as specifically provided for herein;

NOW THEREFORE,  in consideration of the foregoing and the mutual promises and covenants contained herein, it is hereby agreed between the Receiver, E Med and Jackson/Safe Med:

1)        Jackson/Safe Med releases, surrenders, waives, and irrevocably assigns to  the Receiver and E Med, any and all rights and claims of ownership or license each or any of them may have, or ever had, in the Patent, Trademark, and all intellectual property rights in the Needlezap product, including any other patents or trademarks of the NeedleZap product, and that said release, surrender, and waiver to be binding upon their employees, agents, heirs, successors, assigns; Notwithstanding the foregoing, Jackson/Safe Med do not surrender, waive or assign any other device invented by Jackson and/or Safe Med or which may be invented which does not infringe on the NeedleZap Patent or TradeMark referred to above.

2)        All Parties to this agreement shall consent to the filing of an Agreed Order of Permanent Injunctive Relief in Franklin County Court of Common Pleas Case No. 06 CVH 10019, in the form and language as set forth in Exhibit A hereto.

3)     Jackson/Safe Med agree to  take the  necessary steps to file  a  dismissal with prejudice of the certain Cancellation of Trademark action filed before the U.S. TTAB, Cancellation No. 92045999 if permitted by the Patent and Trademark office;

4)        Jackson/Safe Med  agree to  dismiss with prejudice Franklin County Court of Common Pleas Case No. 06 CVH 9757 (J. Brown);

5)     Except for  the  rights and obligations created or  reserved by  this  Agreement, Jackson/Safe Med, on  its/his/their own behalf,   and on behalf of  its/his/their predecessors, successors, assigns, attorneys, agents, employees, administrators, trustees, executors and heirs,

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hereby releases, discharges, remises, and forever releases and discharges the Receiver and E Med, its/his/their executors and heirs, successors, assigns, affiliates, administrators, executives, directors, officers, shareholders, employees, agents, attorneys, trustees, and predecessors, from any and all claims, demands, payments, rights, obligations, losses, judgments, awards, attorney fees, costs, interest, damages, liabilities or causes of action of any kind, whether known or unknown that Jackson/Safe Med has asserted or might have asserted in connection with, arising out of, or in any way relating directly or indirectly to the Patent, Trademark, and all intellectual  property rights in the NeedleZap  product, including  any other patents or trademarks of the NeedleZap  product, or the present litigation;

6)      Jackson/Safe  Med,  and for  its/his/their predecessors, successors, assigns, attorneys, agents, employees, administrators, trustees, executors and heirs, agree to forebear from the re-sale of  any  Needlezap  units  not  already  in  their  possession  for  a  period  of  twelve  (12)  months. Jackson/Safe   Med  shall  not  be  liable  for  the  resale  or  potential  resale  of  NeedleZap   units previously sold to its customers.

7)      Jackson/Safe Med agree to cooperate in permitting the Receiver's agents immediate access  to its current  inventory  of  Needlezap  product  for the  purposes  of  recording  the  serial numbers of the units for FDA compliance purposes;

8)     Jackson/Safe  Med agree to hereinafter  plainly and openly identify  E Med  Future, Inc., as the owner of the Patent, Trademark, and all intellectual property rights in the Needlezap product, including  any other patents or trademarks  of the Needlezap product, in any marketing, advertising,  public  relations,  contract,  or other  commercial  endeavor  they  may enter  into that refers to NeedleZap, including, but not limited to, the now existing Safe Medical website, or any website under their control, now or hereinafter;

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9)     Jackson/Safe Med, jointly and severally, and their successors and assigns, shall indemnify and hold harmless the Receiver and E Med, its/his/their successors, and assigns, as against  any  competing  claims  of  ownership  of  the  Patent, Trademark, and  all  intellectual property rights in the Needlezap product, to the extent said third-party claims flow from the prior claims of ownership made by Jackson/Safe Med and only where valid patent protection exists for the Receiver and E Med. Said indemnification shall include liability for any fees, costs, and expenses of defending or litigating in areas where valid patent protection is in effect, against said third-party claimants, and any damages incurred by, or assessed against Receiver and E Med, its successors, and assigns, as a result of such claims;

10)   The Receiver and E Med, jointly and severally, their successors and assigns, hereby indemnify and hold harmless Jackson/Safe Med and its/his/their members, heirs and assigns, against any claims, causes of action, suits, damages, complaints, expenses of any type including attorneys fees that arise directly or indirectly out of the Receiver and/or E Med's use or sale of the NeedleZap units and/or the Patent, Trademark, including any other patents or trademarks of the NeedleZap product, and intellectual property rights of the NeedleZap product.

11)   Jackson/Safe Med agree to cooperate with Receiver and E Medin executing and filing such documents relative to the issued Patent, Trademark, and all intellectual  property rights in the Needlezap product, including any other patents or trademarks of the Needlezap product, as Receiver, or its successors, may require to eliminate any question or confusion as to ownership and title to same, and to perfect title and ownership in the name of the Receiver or E Med, and/or its/his/their successors and assigns.   This shall include, but not be limited to, the procurement of authorization and signature of Dane Donohue and Robert Ochsendorf where required.

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12)   Jackson/Safe  Med   shall   retain   their   claims   and   rights   as   creditors   in   the receivership,  to the  extent  same  do  not conflict  with  provisions  of this  Agreement,  and  shall further  retain its right to receive royalties to be paid at least quarterly, on the sale ofNeedlezap units, from Receiver and E Med, its successors, or assigns, except that any royalties claimed due based upon sales ofNeedlezap units prior to the appointment  of the Receiver shall be included as general, unsecured  claims in the receivership. Jackson/Safe Med shall further retain the right to object  to  any  recommended distribution  of the  Receiver,  so  long  as  said  objection  shall  not conflict with any provision of this Agreement;

13)   As consideration for the foregoing,  Receiver  agrees  to dismiss  with prejudice  all claims asserted against Jackson/Safe Med within Franklin County Court of Common Pleas Case No. 06 CVH 10019 (J. Frye);

14)   Except for the rights and obligations created or reserved by this Agreement, Receiver and  E Med,  jointly and severally, on its/his/their own behalf,  and on behalf of their predecessors, successors, members, officers, directors, shareholders, assigns, attorneys, agents, employees, administrators,  trustees,  executors  and  heirs,  hereby  releases,  discharges,  remises,  and  forever releases and discharges Jackson/Safe Med, their executors and heirs, successors, assigns, affiliates, administrators, executives, members, directors, officers, shareholders, employees, agents, attorneys, trustees, and predecessors, from any and all claims, demands, payments, rights, obligations, losses, judgments, awards, attorney fees, costs, interest, damages, liabilities or causes of action of any kind, that the Receiver and/or E Med has asserted or might have asserted in the present litigation, or in the litigation currently pending before Judge Brown, being Case No. 06 CVH 9757, whether known or unknown at execution  of this Agreement, and/or arising out of or in any way related directly or indirectly to the Patent, Trademark  and all intellectual property rights in the NeedleZap product, including any other patents or trademarks of the Needlezap  product,   and the marketing and sale

of the same, save and except  any claim that arises out of a breach of this Agreement;

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15)  Receiver further agrees that, within one hundred fifty (150) days of the date of this Agreement, it will either enter into a contract for the sale of the assets of E Med Future, Inc. including, but not limited to, the Patent, Trademark, all intellectual property rights in the NeedleZap product, any other patents or trademarks of the Needlezap product, all inventory, furniture, fixtures, equipment, other tangible assets, and contracts, of E Med Future, Inc. (the "Assets"), or hold a public sale for same, unless otherwise extended by mutual agreement, pursuant to the following provisions:

a.  Receiver may sell the aforementioned either at private sale or public sale to the highest and best bid, as the Receiver may determine, and as approved or confirmed by the Court. If the Receiver elects to sell the Assets by public sale then he shall promptly notify Jackson/Safe Med of the date, time and location of the sale at least ten (10) days prior to the sale and Jackson/Safe Med shall be entitled to participate in the public sale as a bidder.

b.  Any private sale contract will include a provision that Jackson/Safe Med shall be granted fifteen (15) days from application to the Court for approval of sale, to file appropriate notice with the Court that Jackson/Safe Med elects to exercise its/his/their limited option to purchase (as set forth herein), and that Jackson/Safe Med consents to the terms of the purchase contract entered into by the Receiver with the third party, except that the payment of the purchase price shall be immediately due and payable. In order to perfect and elect the limited purchase option, Jackson/Safe Med shall also, at that time, and not later than fifteen (15) days from the date of application to the Court for approval of sale, deposit with the Clerk of Courts the entire purchase price

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     called for in the purchase contract or provide the Receiver with a certified letter  of   credit   in   the   full   amount  of   the   Purchase   Price,   or   other documentation which demonstrates the immediate availability of the Purchase Price, to the reasonable satisfaction of the Receiver.

c.   If Jackson/Safe Med elects the limited purchase option, timely provides said notice and deposit, Receiver will immediately request that the Court schedule a hearing for the purpose of the sale of assets as set forth in the Receiver's purchase contract. The Receiver will request that at hearing:

(i)        both the party with whom the Receiver has contracted, and Jackson/Safe Med, have the opportunity to purchase the Assets, pursuant to the terms ofthe Receiver's  contract, except that the Purchase Price shall be opened for bid with the opening bid to be no  less  than $10,000.00  in  excess  of  the  contract's  purchase price;

              (ii)      all subsequent bids to proceed in increments of not less than $10,000.00;

(iii) all funds bid above and beyond the contract Purchase Price must be immediately available funds, at the hearing;

(iv) If Jackson/Safe Med is not the successful purchaser at hearing, its post of the Purchase Price shall be returned to them.

d.  Receiver reserves the right to determine such other terms upon which a sale will be made so long as those terms will not be in derogation to the rights reserved to Jackson/Safe Med as expressly set forth herein;

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16)   As further consideration, Receiver agrees that it will file with the Court within fourteen (14) days of the execution of this Agreement a Motion or other appropriate pleading with the Court asking it to cancel the three and one half million shares received by Donald Sullivan in the summer of 2006 on the grounds that they were obtained without adequate consideration and for an illegal and/or improper purpose and any such other grounds that the Receiver deems appropriate.  The Receiver shall use its best efforts to achieve a favorable ruling from the Court cancelling the shares and shall prepare for and participate in any hearing or any other process requested by the Court on this matter using its best efforts. Receiver shall notify Jackson/Safe Med of any hearing on this matter and allow them to participate in the same if necessary.  Receiver shall have no duty to appeal any adverse decision from the Court on this issue.

In the event Donald Sullivan files a claim for wages or other compensation related to his work with E Med Future, or his position as director or officer, for any time period preceding the appointment of the Receiver agrees that it will file a Motion or other appropriate pleading with the Court asking that Sullivan's  claim be denied as a priority claim or limited as much as possible. The Receiver agrees that it shall use its best efforts to achieve a favorable ruling from the Court and meaningfully participate in any hearing or any other process requested by the Court on this matter. Receiver shall notify Jackson/ Safe Med of any hearing on this matter and allow them to participate in the same if necessary.

With regard to any wages or other compensation related to Sullivan's work withE Med Future, or his position as director or officer, for the receivership time period, the Receiver agrees to aggressively negotiate the amount of this claim with Sullivan.  However, with regard to the receivership claim of Sullivan, the Receiver shall not be bound to reject same in total, nor shall

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the consent of Jackson/Safe Med be required.  The parties acknowledge that pursuant to Ohio law, wages incurred during the receivership period are entitled to an administrative priority. The Receiver shall have no duty to appeal any decision of the Court with regard to priority of claims. Jackson/Safe Med acknowledge that, in addition to a sale of the assets as set forth in Section 15, it is also the intention of the Receiver to liquidate the "corporate shell" of E Med Future, Inc. so as to bring additional dispensation to the receivership creditors, so long as the Receiver has the legal right take such corporate action as would be required to liquidate the "corporate shell". Jackson/Safe Med, for themselves, their members, agents, employees, and all related entities, pledge  their  cooperation  toward  these  efforts,  and  shall  not  impede  or  interfere  with  the Receiver's  efforts to that end. Jackson/Safe Med shall be entitled to  purchase the "corporate shell" at either public sale or private sale pursuant to the same rights, terms and conditions as afforded Jackson/Safe Med in Paragraph 15 of this Agreement for the purchase of Assets. The Receiver shall enter into a contract for the sale of the corporate shell and/ or hold a public sale of the same within one hundred fifty (150) days of date of this Agreement.

18)      The parties acknowledge and agree that all terms of this Agreement are subject to, and contingent upon, the approval of the Franklin County Court of Common Pleas through its Orders. Each of the aforementioned parties shall use best efforts to procure said approval.

19)      This Agreement is made and executed by each of the parties of such party's own free will and in accordance with such party's own  judgment and upon advice of  counsel or after opportunity to consult counsel.  No party has been influenced, coerced, or induced to make this compromise settlement by any representation of law or fact or by any improper action taken by any other party.

20)           The parties to this Agreement understand and agree that this Agreement constitutes a compromise, resolution, and settlement of the disputes and claims to avoid the uncertainty, time,

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trouble, and expense of litigation, and that such compromise, resolution and settlement does not constitute and shall not be taken or construed as an admission of liability on the part of any party, but rather, such liability has been denied and is expressly denied by all parties to this Agreement

21)      This Agreement constitutes the entire Agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements with respect to the matters provided herein.

22)           This Agreement shall not be amended, altered, or modified except by an instrument in writing, signed by the party against whom enforcement of the amendment, alteration, or modification is sought.

23)      This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of Ohio.

24)           Each party agrees to bear its own expenses for legal counsel retained in this action.

25)      All press releases or public statements intended to be disseminated into the public regarding the settlement or the underlying lawsuits between the parties shall be by joint agreement between the Receiver and Jackson/Safe Med as to the language used in such statements until such time as the Receiver has sold all Assets and/ or the Shell or the Receivership has been terminated.

(THIS SPACE INTENTIONALLY LEFT BLANK)

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement or have caused this Agreement to be duly executed on their behalf effective as of the first date set forth in this Agreement.

Martin Management Services, Inc.,
As court-appoin.1ed Receiver forB Med Fu1:ute, Inc.

_/s/Reg Martin_______________________________
By: Court Receiver
       Reg Martin

Safe Medical Solutions, LLC

__________________________________________
By _______________________________________
Print Name:_________________________________
Its: _______________________________________

__________________________________________
Kenneth Jackson, individually

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IN WITNESS WHEREOF, the 1.1Ddersiined have duly executed this Agreement or have caused this Agreement to be duly executed on their behalf effective as of the first date set forth in tbis Agreement.

Martin Management Services, Inc.,
As court-appoin.1ed Receiver forB Med Fu1:ute, Inc.

___________________________________________
By:

Safe Medical Solutions, LLC

/s/Kenneth A. Jackson_________________________
By Kenneth A. Jackson________________________
Print Name:_________________________________
Its: C.O.O.__________________________________

/s/Kenneth A. Jackson_________________________
Kenneth Jackson, individually

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